Exhibit 99.1

Contact: Jorgen Rasmussen
+47 51 30 80 00
Thorleif Egeli
+47 51 30 80 00

SEAWELL - COMPLETION OF MERGER WITH ALLIS-CHALMERS ENERGY INC,

Hamilton, Bermuda (February 23, 2011)

Seawell Limited (OSE: SEAW) and Allis-Chalmers Energy Inc. (NYSE: ALY) announced today that the Allis-Chalmers stockholders  approved the proposals related to the proposed merger of Allis-Chalmers into Wellco Sub Company, a wholly owned subsidiary of Seawell, at the special meeting held for such purpose earlier today, and that the merger has been completed.

Each share of Allis-Chalmers stock will be converted into either $4.25 in cash or 1.15 common shares of Seawell, depending on elections made by the Allis-Chalmers stockholders. Seawell and Allis-Chalmers anticipate that the final election results will be determined by March 4, 2011 and that the new common shares will be issued and tradable by the same date.

Seawell and Allis-Chalmers also confirmed that the deadline for Allis-Chalmers stockholders to make an election with respect to the type of merger consideration they wish to receive expired today at 5:00 p.m., Houston time.  Based on the preliminary election results, approximately 97% of Allis-Chalmers stockholders elected to receive Seawell common shares and, as a result, Seawell may issue up to approximately 101 million common shares in connection with the merger, including shares issuable upon exercise of Allis-Chalmers options assumed by Seawell pursuant to the merger.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding the merger of Allis-Chalmers and Seawell. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.

Although forward-looking statements in this press release reflect the good faith judgment of our respective management teams, such statements can only be based on facts and factors that our respective management teams currently know. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers and Seawell undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.